As filed with the Securities and Exchange Commission on March  27, 2009 Registration No. (____)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Solar Systems Ltd.
(Exact Name of Registrant as specified in its charter)
Nevada	4991	26-4357592
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification No.)

10 Dartmouth Road
Neptune, NJ  07753
Tel: (732) 922 0911
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paracorp Incorporated
318 N. Carson St., #208
Carson City, NV 89701
(888) 972-7273
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:
Lawler & Associates, PLC
29377 Rancho California, Suite 204
Temecula, CA 92591
Facsimile: (951) 676-4900
As soon as practicable after the effective date of this Registration Statement is effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12-2 of the Exchange Act.  (Check one):
Large accelerated filer  ☐                                                                                     Accelerated filer  ☐
Non-accelerated filer  ☐                                                                                     Smaller reporting company  [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock	12,000,000	$0.025	$300,000	$16.74
(1)  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART 1 – INFORMATION REQUIRED IN PROSPECTUS
Preliminary Prospectus – “Subject to Completion”
Solar Systems Ltd.
12,000,000 Shares of Common Stock

ITEM 1.

Summary of Offering
Terms of Offering
This Prospectus relates to the sale of up to 12,000,000 shares of common stock, $0.0001 par value (“Common Shares”) by Solar Systems Ltd., a Nevada company (“we”, “us” ,“our”, or similar terms).  This offering will be conducted on a best efforts basis for up to ninety (90) days following the date of this Prospectus at a fixed price of $0.025 per Common Share.  There is no requirement to sell any specific number or dollar amount of securities, but we will use our best efforts to sell the securities offered.  We will not return any funds raised from investors in the event that we do not sell all of the securities being offered or if the funds raised are insufficient for the purposes set forth herein.  There is no arrangement to place the proceeds from this Offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this Offering will be immediately available to us for our use. We are not using an underwriter for this Offering. Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

Compensation
There is no cash or property interest that will be paid as compensation in connection with the Offering, including, but not limited to, underwriting discounts and/or commissions.

Participation in Costs and Revenues
None

Application of Proceeds
We are raising up to a total of $300,000 under this Offering.  We have raised a total of $20,104 prior to this Offering, of which $1,250 was raised by way of a private placement and $18,854 in the form of loans to the Company.  From our initial funds raised we expended $1,250 in incorporation costs, $13,855 in legal fees related to the negotiation and preparation of a land lease in Cyprus and $2,000 in accounting fees related to this offering.   We expect to expend $155,000 from the proceeds of this Offering on our proposed business plan, of which $15,000 will be expended for securing the land lease for our first planned solar park project, $30,000 for legal, accounting and other professional fees related to the  costs associated with the preparation of this prospectus and this offering, $20,000 to repay our existing loans and any accrued interest thereon and $90,000 to prepare the necessary land studies for submission to the Cyprus authorities in relation to our license application for the use of the leased land for a solar park.   The remaining $145,000 will be made available for working capital.

The Company is considered to be in unsound financial condition. Persons should not invest unless they can afford to lose their entire investment.   Before purchasing any of the Common Shares covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “Risk Factors” beginning on page 7.  These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment.  There is currently no public trading market for the securities.

Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and is subject to change.  We may not sell these securities until the registration statement relating to these securities has been filed with the SEC and is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is March 27, 2009.

TABLE OF CONTENTS

Item No.	Item in Form S-1 Prospectus Caption	Page No.
1	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus
2	Inside Front and Outside Back Cover Pages of Prospectus
3	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	6
4	Use of Proceeds	14
5	Determination of Offering Price	15
6	Dilution	15
7	Selling Security Holders	18
8	Plan of Distribution	18
9	Description of Securities to be Registered	19
10	Interests of Named Experts and Counsel	20
11	Information with Respect to the Registrant	20
11A	Material Changes	30
12	Incorporation of Certain Information by Reference	30
12A	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	30
13	Other Expenses of Issuance and Distribution	31
14	Indemnification of Directors and Officers	32
15	Recent Sales of Unregistered Securities	32
16	Exhibits and Financial Statement Schedules	33
17	Undertakings	34

DEALER PROSPECTUS DELIVERY OBLIGATION

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

DEFINITIONS

The definitions set forth below shall apply to the indicated terms as used in this prospectus.

Photovoltaics

Best known as a method for generating electric power by using solar cells packaged in photovoltaic modules, often electrically connected in multiples as solar photovoltaic arrays to convert energy from the sun into electricity.

Photovoltaic / Solar Cell

 A solar cell or photovoltaic cell is a device that converts sunlight directly into electricity by the photovoltaic effect. Sometimes the term solar cell is reserved for devices intended specifically to capture energy from sunlight, while the term photovoltaic cell is used when the source is unspecified. Assemblies of cells are used to make solar panels, solar modules, or photovoltaic arrays.

Photovoltaic Module / Panel

In the field of photovoltaics, a photovoltaic module or photovoltaic panel is a packaged interconnected assembly of photovoltaic cells, also known as solar cells. An installation of photovoltaic modules or panels is known as a photovoltaic array. Photovoltaic cells typically require protection from the environment. For cost and practicality reasons a number of cells are connected electrically and packaged in a photovoltaic module, while a collection of these modules that are mechanically fastened together, wired, and designed to be a field-installable unit, sometimes with a glass covering and a frame and backing made of metal, plastic or fiberglass, are known as a photovoltaic panel or simply solar panel. A photovoltaic installation typically includes an array of photovoltaic modules or panels, an inverter, batteries (for off grid) and interconnection wiring.

Photovoltaic Array

A photovoltaic array is a linked collection of photovoltaic modules, which are in turn made of multiple interconnected solar cells. The cells convert solar energy into direct current electricity via the photovoltaic effect. The power that one module can produce is seldom enough to meet requirements of a home or a business, so the modules are linked together to form an array. Most PV arrays use an inverter to convert the DC power produced by the modules into alternating current that can plug into the existing infrastructure to power lights, motors, and other loads. The modules in a PV array are usually first connected in series to obtain the desired voltage; the individual strings are then connected in parallel to allow the system to produce more current. Photovoltaic arrays are typically measured by the peak electrical power they produce, in watts, kilowatts, or even megawatts.

Photovoltaic / Solar Park

A Photovoltaic Park or Solar Park is generally the term used to describe a discrete location that contains all the apparatus, including the PV Arrays, required for commercial scale solar power generation.  The Solar Park may connect to the electrical grid of the local utility company (on-grid) for sale to the utility, or alternatively to provide power to a specific, often remote, location.

Units of Measure

The watt (symbol: W) is the SI derived unit of power, equal to one joule of energy per second. It measures a rate of energy conversion.

The kilowatt (symbol: kW), equal to one thousand watts, is typically used to state the power output of engines and the power consumption of tools and machines. A kilowatt is approximately equivalent to 1.34 horsepower. An electric heater with one heating element might use 1 kilowatt. The power consumption, averaged over a year, of a household in the Western world is about 1 kW.

The megawatt (symbol: MW) is equal to one million watts. A large residential or retail building may consume several megawatts in electric power and heating energy. The productive capacity of electrical generators operated by utility companies is often measured in MW.

The kilowatt hour, also written kilowatt-hour (symbol kW·h, kW h or kWh) is a unit of energy.  Typically used by electric utilities in customer billing and is usually expressed and charged for in kWh.  Also used by power generators as a basis for the rate paid for the supply of electricity to the utility.

Power and energy are frequently confused. Power is the rate at which energy is used (or generated). A watt is one joule of energy per second. For example, if a 100 watt light bulb is turned on for one hour, the energy used is 100 watt-hours or 0.1 kilowatt-hour, or (60x60x100) 360,000 joules. This same quantity of energy would light a 40-watt bulb for 2.5 hours. A power station would be rated in watts, but its annual energy sales would be in watt-hours (or kilowatt-hours or megawatt-hours). A kilowatt-hour is the amount of energy equivalent to a steady power of 1 kilowatt running for 1 hour, or 3.6 megajoules.

ITEM 3.                      SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under “Risk Factors.”  An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

PROSPECTUS SUMMARY

We are a development stage renewable energy company planning to build and operate a series of solar parks, with the first of these planned to be built in the Republic of Cyprus (“Cyprus”). We have elected to make this public offering of securities to raise the funds that are necessary to commence the development of our business plan.  Our decision to finance our expanded operations through this Offering is based on a presumption that we will be more successful by offering securities under an effective registration statement than through a private offering of equity or through debt financing. Following the effective date of the registration statement on Form S-1 in which this prospectus is included becoming effective, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the Over-the-Counter Bulletin Board (“OTC-BB”) quotation system.  No assurance can be made however that we will be able to locate a market maker to submit such application or that such application will be approved.

OUR ADDRESS AND TELEPHONE NUMBER

Our principal executive offices are located at 10 Dartmouth Road, Neptune, NJ  07753.  Our telephone number is (732) 922 0911.

Reporting Currency

Although our financial statements are reported in U.S. Dollars and are prepared according to U.S. GAAP, certain of the transactions undertaken by the Company for the fiscal year ending November 30, 2008 were in Euros, therefore the financial statements report contains conversions of certain amounts from Euros into United States dollars based upon the exchange rate in effect at the end of the month or of the fiscal year to which the amount relates, or the exchange rate on the date specified.  For such purposes, the exchange rate means the nominal rate for the United States dollar from the European Central Bank.  These translations should not be construed as representations that the Euro amounts actually represent such United States dollar amounts or that Euros could be converted into United States dollars at the rate indicated or at any other rate.  These exchange rate tables illustrate the U.S. dollar equivalent of one Euro.

The nominal rate for a Euro as of March 19, 2009 was US$1.3671.

Nominal exchange rates in Euros for each month during the previous six months
	February 2009	January 2009	December 2008	November 2008	October 2008	September 2008
At end of period	1.2644	1.2816	1.3917	1.2727	1.2757	1.4303
Average for period	1.2784	1.3239	1.3449	1.2732	1.3322	1.4357
High for period	1.3008	1.3866	1.4616	1.2935	1.4081	1.4731
Low for period	1.2591	1.2795	1.2608	1.2525	1.2460	1.3934

RISK FACTORS

An investment in our securities should be considered highly speculative due to various factors, including the nature of our business and the present stage of our development.  An investment in our securities should only be undertaken by persons who have sufficient financial resources to afford the total loss of their investment.  In addition to the usual risks associated with investment in a business, the following is a general description of significant risk factors which should be considered.  You should carefully consider the following material risk factors and all other information contained in this Prospectus before deciding to invest in our Common Shares.  If any of the following risks occur, our business, financial condition and results of operations could be materially and adversely affected.  Additional risks and uncertainties we do not presently know or that we currently deem immaterial may also impair our business, financial condition or operating results.

RISKS RELATING TO OUR BUSINESS

We are a start-up company, subject to all the risks of a new business, which may include failure and the loss of your investment.

Our Company has a limited operating history.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies seeking to acquire or establish new business opportunities.  We are a renewable energy source company, with an initial focus on the European market, specifically Cyprus.  Our Company is incorporated in Nevada.  Solar System’s planned operations involve large-scale investments in grid-connected photovoltaic (“PV”) parks with photovoltaic arrays for production of electricity.  We are in the process of negotiating a long term lease for a land parcel required for the first of these solar parks, in coordination with local (Cyprus) legal counsel and with an external consultant with expertise in solar park development.  Our initial objective is to build and operate PV parks of up to 5 MW total installed capacity.  We are also evaluating our options with respect to establishing a relationship with an engineering, procurement and construction partner for the construction, operation and maintenance of the first and subsequent PV parks.

Target markets in addition to Cyprus may in the future include Greece and Spain, or other countries where it may be economically and technically viable to operate solar parks.  Activities to date have included the formation of our company, negotiations on long term land use agreements, evaluation of the optimal corporate structure with respect to obtaining permits for the operation of a solar park in Cyprus, and discussions with strategic partners for construction of the solar parks. Since we have not yet generated any revenue, and may never do so, investors take the risk that our new business may never be able to make a profit or take a very long time to do so.

These risks include, but are not limited to:  (a) the risk that we may have insufficient funds to effectively execute our business plan, in which case our Company would likely fail and investors would lose all of their investment; (b) the risk that we cannot secure any third party licenses in which case no revenues would be generated and as a result which our Company would likely fail and investors would lose all of their investment; (c) the risk that our Company secures an insufficient or any number of leased properties for our solar energy modules and that insufficient revenues are generated to ever make our company profitable, in which case, our Company would likely fail and investors would lose all of their investment; (d) the risk that our management proves ineffective at marketing solar energy, either at all or at a profitable price point, in which case, our Company would likely fail and investors would lose all of their investment; and (e) the risk that our management does not effectively manage cash flows and that our company goes out of business as a result, in which case, our Company would likely fail and investors would lose all of their investments.

We intend to address an unproven market that may not justify our commitment to it.

Upon securing a long term land lease, we intend to submit license applications in 2009 and to then commence operations involving large-scale investments in grid-connected photovoltaic Parks with PV arrays for production of electricity. In our initial target market of Cyprus, the number of existing and proven projects is minimal at this point, and we are not yet sure that we will be approved to develop such a park, and, even if approved, that it will be economically viable to operate such a plant over the long term.  There can be no assurance that we will be able to successfully commence operations and that we will be able to establish a viable market for our power or that we will be able to complete any construction / operation partnerships or raise any funds to undertake our plans.

We have no contracts as a solar energy provider and have recorded no sales activities for the provision of solar energy; we expect that obtaining significant contracts for the provision of solar energy will not occur for some time.

We have recorded no sales of solar energy and have no contracts for such sales.  Because of the nature of the projects in which such energy may be provided, we expect that the sales cycle will be quite long; therefore, we believe that it will be at least 18 months from the date of the acquisition of our first license before we record any solar energy sales.  As a result, we expect that it will be some time before we can determine whether our expectations relating to the provision of solar energy and their target markets are justified.  Also, as a result, we will be required to invest substantial resources in pursuing these markets in advance of any significant revenue stream that may result from such investments.  An unanticipated or longer than expected delay revenue ramp-up could put a strain on our capital resources and require us to seek additional capital.

Contracts involving government agencies are subject to the government's authority to unilaterally cancel or modify the contracts.

Contracts involving government agencies may be terminated or modified at the convenience of the agency.  Other risks include potential disclosure of our confidential information to third parties and the exercise of "march-in" rights by the government.  March-in rights refer to the right of a government agency to require us to grant a license to the technology to a responsible applicant or, if we refuse, the government may grant the license itself.  The government can exercise its march-in rights if it determines that action is necessary because we fail to achieve practical application of the technology or because action is necessary to alleviate health or safety needs, to meet requirements of federal regulations or to give Cyprus based industry preference.

A significant reduction or elimination of government subsidies and economic incentives or change in government policies may have a material adverse effect on our business and prospects.

While our economic models are not entirely dependent on highly subsidized rates for the purchase of power that we would generate, we do base our projections on a minimal rate that the current government has committed to, which is aimed to promote greater use of solar power. In many countries promoting solar power, including Cyprus, the market for on-grid PV systems would not be commercially viable without government subsidies. This is because the cost of generating electricity from solar power currently exceeds, and we believe will continue to exceed for the foreseeable future, the costs of generating electricity from conventional or certain non-solar renewable energy sources.

The scope of the government incentives for solar power depends, to a large extent, on political and policy developments relating to environmental concerns in a given country, which could lead to a significant reduction in or a discontinuation of the support for renewable energies in such country. Federal, state and local governmental bodies in many of our key potential markets, most notably Cyprus, Greece and Spain, have provided subsidies and economic incentives in the form of rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. These government economic incentives could be reduced or eliminated altogether. In particular, political changes in a particular country could result in significant reductions or eliminations of subsidies or economic incentives. Electric utility companies that have significant political lobbying powers may also seek changes in the relevant legislation in their markets that may adversely affect the development and commercial acceptance of solar energy. A significant reduction in the scope or discontinuation of government incentive programs, especially those in our target markets, could cause demand for our products and our revenue to decline, and have a material adverse effect on our business, financial condition, results of operations and prospects.

The state of the political and economic environment, particularly in Cyprus, significantly affects our performance.

The initial focus of the implementation of our business plan is in Cyprus. As a result, the state of the Cyprus economy significantly affects our future financial performance and our ability to raise additional capital. Additionally, our future performance may be affected by the economic conditions and levels of economic activity in other countries in which we plan to operate, particularly Greece and Spain. Consequently, an economic slowdown, a deterioration of conditions in Cyprus or other adverse changes affecting the Cypriot economy or the economies of other countries in which we plan to operate, could result in, among other things, higher costs associated with and/or greater difficulty in obtaining financing, which could adversely impact our business, financial condition, cash flows and results of operations. Moreover, the political environment both in Cyprus and in other countries in which we operate may be adversely affected by events outside our control, such as changes in government policies, EU Directives in the energy sector and other areas, political instability or military action affecting Europe and/or other areas abroad and taxation and other political, economic or social developments in or affecting Cyprus and the countries in which we operate or may plan to expand. Finally, global economic conditions such as the level and liquidity of the global financial and other assets markets, investor sentiment and the availability and cost of credit may adversely affect our business, results of operations or financial condition.

Failure to build or operate our solar energy parks successfully would adversely impact our business and financial condition.

We plan to develop solar energy parks. Purchasing and/or leasing land, acquisition of licenses, construction, management, operations and testing of solar energy parks, which have not yet been built, will require a substantial investment of capital, currently estimated by us to be 22 million Euros (approximately US$30 million as at March 2009) for a producing 5MW solar park, the size of our first planned projects.  We intend to fund with the net proceeds from debt or equity offerings, or other funding avenues that our Company may deem acceptable.  The successful completion and operation of solar energy parks will require substantial engineering resources and will be subject to significant risks, including risks of cost overruns and delays and the possibility that the solar energy parks may never be completed or operational.

We may never be able to operate our solar energy parks in high volume, make planned process and equipment improvements, attain projected manufacturing yields or desired annual capacity, obtain timely delivery of equipment to build the solar energy parks or hire and train the additional employees and management needed to operate the solar energy parks.  We also may face insurmountable challenges or incur unforeseen expense as when we try to achieve performance results from our planned solar energy parks.  Failure to meet our development objectives could materially and adversely affect our business, results of operations and financial condition.

Our future success depends on retaining our existing management and hiring and assimilating new key employees or consultants and our inability to attract or retain key personnel would materially harm our business and results of operations.

Our success depends on the continuing efforts and abilities of our current management to attract and retain  the consultants that we intend to hire to prepare our applications for permits and to oversee the construction of our solar parks. Our success also will depend, in part, on our ability to attract and retain additional highly skilled employees, including management, technical and sales personnel.  The loss of services of any of our key personnel, the inability to attract, retain or assimilate key personnel in the future, or delays in hiring required personnel could materially harm our business.

As a public company, we will be required to disclose detailed aspects of our business on a regular and ongoing basis that our competitors might use against us.

The United States Securities and Exchange Commission requires that all public companies disclose certain detailed financial information including the discussion of known trends, demands, events and uncertainties with specific disclosure about liquidity, capital resources, and critical accounting estimates.  In the course of conducting our business, it may on occasion be necessary to publicly disclose certain financial, market, production, technology, product, or other material information that we would otherwise consider proprietary and competitively sensitive.  As a result, our competitors may use this information in ways that would adversely affect our earnings, growth and revenues and hamper our ability to adequately protect our intellectual property and carry out our strategic plans.

We may be party to confidentiality agreements that the breach of which may lead to termination of important contracts, injunctive relief or damages.

In the course of our business, we may enter into nondisclosure and other types of agreements whereby we, and typically the other party to the agreements, agree not to disclose confidential information.  We have instituted internal procedures to ensure that we do not violate nondisclosure covenants, but we cannot assure that these procedures will be effective in protecting sensitive information.  Moreover, our disclosure obligations as a public company may create a conflict between our duty to disclose material information to the public and our obligation to keep certain proprietary information confidential.  Our failure to abide by our confidentiality obligations may lead to termination of our relationship with contracting parties, imposition of injunctive relief against us or damages.  While we intend to take all reasonable measures to protect confidential information of parties with whom we contract, there can be no assurance that our procedures will be effective and that we will not breach our confidentiality agreements.

Lack of management experience in the proposed business of our Company may result in unsatisfactory performance or complete failure of our company, which may result in the loss of your investment.

Because our management lacks direct experience in the development and marketing of solar energy, investor funds may be at high risk of loss due to the inexperience of the officers and directors of our company who will be making business decisions.  This lack of experience may result in their inability to run a successful business.  There is no assurance that our Company will ever produce earnings.

Our business may not generate sufficient revenues and profits to cover expected expenditures in the foreseeable future.  Additional funds may be needed and may not be available under reasonable terms, or at all.

As of the date of this prospectus, our Company has received no revenues from its proposed business and none are expected in the foreseeable future.  We do not presently have sufficient funds to be able to fund our business plan or additional operating costs.  We have to date relied on third party loans to fund operations.  We will be required to raise funds for operations either by way of further loans or by equity financings.  We have no certainty of raising any such funds and our Company could fail as a result.

We expect losses to continue in the future because we have no revenue to offset losses.

Based upon current plans and the fact that we currently do not have any revenues, we expect to incur operating losses in future periods.  This will happen because there are expenses associated with the acquisition of land and licenses, and the construction of PV parks.  We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues may cause us to go out of business.  We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

Although we anticipate that we will earn revenues through the implementation of our business plan, we expect to continue to incur development costs and operating costs.  Consequently, we expect to incur operating losses and negative cash flow until our solar energy production is of sufficient quantity to generate a commercially viable and sustainable level of sales, so that we are operating in a profitable manner.  These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph in our independent registered public accounting firm’s report to the November 30, 2008 year-end financial statements.  Our audited financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Other companies are already engaged in our proposed business of solar parks and we expect that more companies may enter this market in the future, which may make it difficult for us to compete or survive.

We intend to develop and construct solar energy parks in the immediate future in Cyprus.  However, we currently do not have any contracts or distribution agreements with any potential energy distributors in Cyprus.  It is reasonable to expect that most, if not all, of our competitors may be better capitalized and perhaps better established and connected in the industries we may seek to market in and regulatory circles which may be involved in the ultimate sales process.  As a result, it may be very difficult for our Company to compete and make a profit in our proposed business.

We may be liable for the defect in or failure of the energy sources we attempt to sell, resulting in possible legal action and costs or judgments that could put us out of business, for which we presently have no insurance.

Although we will not be involved in manufacturing products, will not take ownership of a product at any point during its sales cycle, and will not be a party in agreements related to the purchase and sale of any licensed products, it is possible that disputes could arise between buyers and sellers which could result in us being named as a party in litigation.  Presently, we have no liability insurance coverage for such contingencies and we do not anticipate acquiring any in the near future.  If we are involved in any litigation resulting from our participation in product sales, it is possible that we could be forced to expend substantial sums on legal fees even if there is no basis for naming us as a defendant and even if we ultimately win in any such litigation.  There can be no assurance that any decision will not result in consequent loss to us and, therefore, to our investors and shareholders.

We do not know how to market the power generated from solar energy and this may make it difficult, or impossible, for us to compete and make a profit from solar energy parks.

Since our management has limited knowledge as to how to market power generated from solar energy, and they do not know how to acquire such knowledge, it is possible that we may never acquire such knowledge with the result being that no revenues or profits are generated from the sale of solar power.

Our principal stockholder owns a controlling interest in our voting stock and new investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Subsequent to the fully-subscribed offering under this Prospectus, our principal stockholder will beneficially own or have the right to vote approximately 51% of our outstanding Common Shares. As a result, this stockholder will have the ability to control substantially all matters submitted to our stockholders for approval including:

-  election of our board of directors;

-  removal of any of our directors;

-  amendment of our Articles of Incorporation or By-laws; and

-  adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of our principal stockholder’s ownership, our principal stockholder is able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our principal stockholder, or the prospect of these sales, could adversely affect the market price of our Common Shares.  Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We may not have access to all of the supplies and materials we need to begin construction which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot or systemic shortages of supplies of PV modules, associated hardware, or necessary expert personnel for management and construction of a PV park.  We have not yet attempted to locate or negotiate with any suppliers of products, equipment or materials.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development.  We are engaged in the business of constructing solar parks.  We have not yet completed any acquisition of land upon which to construct any solar parks.   Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term.   Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

Inability Of Our Officers And Directors To Devote Sufficient Time To Our Operations May Limit Our Success.

Presently, our officers and directors allocate only a portion of their time to the operation of our business.  Should our business develop faster than anticipated, our officers and directors may not be able to devote sufficient time to our operations to ensure that we continue as a going concern.  Even if this lack of sufficient time of our management is not fatal to our existence, it may result in our limited growth and success.

Because There Is No Minimum Share Sale Requirement, It Is Possible That We Will Fail To Adequately Fund Our Operations Despite Having Raised Some Funds From This Offering.

The Offering is not subject to any minimum share sale requirement.  Consequently, the early investor is not assured of any other, later shares being sold.  You may be the only purchaser.  If we fail to sell the entire Offering, we may never be able to adequately fund operations and your investment would be lost.

Our Chief Financial Officer May Face Possible Conflicts Of Interest Through Dual Directorships Which Could Have A Material Adverse Effect On Our Business.

Our Chief Financial Officer, Ms. Jacqueline Danforth serves as a Chief Financial Officer and director for VioSolar, Inc., a company currently quoted on the Over the Counter Bulletin Board which is in the business of establishing solar parks.  It is possible that Ms. Danforth may face a conflict of interest if she obtains information regarding an asset available for acquisition that would fall in the parameters of acquisitions being sought by both companies.  We expect that if such event did occur, that Ms. Danforth would pass the information regarding such acquisition to both companies for consideration and withdraw from further activity regarding such asset except with the written consent of both companies.  Ms. Danforth’s failure to take appropriate actions if she were to acquire such information could have a material adverse effect on our business.

RISKS RELATING TO OUR COMMON SHARES AND THE TRADING MARKET

We may, in the future, issue additional Common Shares which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 Common Shares with par value of $0.0001, and 1,000,000 Class A Preferred shares with a par value of $0.0001. The future issuance of our authorized Common Shares or Preferred shares may result in substantial dilution in the percentage of shares held by our then existing shareholders.  We may value any shares issued in the future on an arbitrary basis.  The issuance of shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any future trading market for our Common Shares.

Our Common Shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended.  For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

It is anticipated that our Common Shares will be regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for its shares is less than $5.00 per share.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the Common Shares and may severely and adversely affect the ability of broker-dealers to sell the Common Shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our securities on the OTC Bulletin Board.  If for any reason our Common Shares are not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the Common Shares may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our Common Shares and it may be that none do so.

United States securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

Secondary trading in Common Shares sold in this offering will not be possible in any state in the U.S. unless and until the Common Shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state.  There can be no assurance that we will be successful in registering or qualifying the Common Shares for secondary trading, or identifying an available exemption for secondary trading in our Common Shares in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Shares in any particular state, the Common Shares could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our Common Shares, the market for the Common Shares could be adversely affected.

We have not and do not intend to pay any cash dividends on our Common Shares, and consequently our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business.  We have not, and do not, anticipate paying any cash dividends on our Common Shares in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

We may, in the future, issue additional Common Shares or other securities, including our Preferred Shares, which would reduce investors’ percentage ownership and may dilute the value of our shares.

Our Articles of Incorporation authorize the issuance of 75,000,000 Common Shares with $0.0001 par value, and 1,000,000 Class A Preferred Shares with $0.0001 par value. There are no other classes of securities authorized.  We may value any securities issued in the future on an arbitrary basis.  The issuance of additional securities for future services or acquisitions or other corporate actions may also have the effect of diluting the value of the shares held by our investors and might have an adverse effect on the trading market for our Common Shares.

RATIO OF EARNINGS TO FIXED CHARGES

Not Applicable

ITEM 4.                      USE OF PROCEEDS

We intend to raise $300,000 dollars from the sale of 12,000,000 shares of common stock at $0.025 per share.  This Offering has a maximum amount of $300,000 dollars and no minimum.  We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

We are raising up to a total of $300,000 under this Offering.  We have raised a total of $20,104 prior to this Offering, of which $1,250 was raised by way of a private placement and $18,854 in the form of loans to the Company.  From our initial funds raised we expended $1,250 in incorporation costs, $13,855 in legal fees related to the negotiation and preparation of a land lease in Cyprus and $2,000 in accounting fees related to this offering.

We expect to expend $155,000 from the proceeds of this Offering on our proposed business plan, of which $15,000 will be expended for securing the land lease for our first planned solar park project, $30,000 for legal, accounting and other professional fees related to the costs associated with the preparation of this prospectus and this offering, $20,000 to repay our existing loans and any accrued interest thereon and $90,000 to prepare the necessary land studies for submission to the Cyprus authorities in relation to our license application for the use of the leased land for a solar park.   The remaining $145,000 will be made available for working capital.

Should we raise the entire $300,000 we are seeking from this Offering and pay out the costs of the Offering, we will have sufficient funds for our operations for the twelve (12) month period following the completion of this Offering.  If we fail to raise the $300,000 we are seeking from this Offering, we will have to find other methods to raise additional funds to pay for the expenses of this Offering and for our ongoing operations.  If we are unable to raise additional funding through this Offering or from other sources, we will not be able to survive more than several months. In that event, it will be critical that we begin to realize revenues as quickly as possible. We will require additional funding from either outside sources or related parties to survive past our first year of operations. At this time, we have no anticipated sources of additional funds.

ITEM 5.        DETERMINATION OF OFFERING PRICE

Common Equity

There is no established market for our stock. The offering price for shares sold pursuant to this Offering is set at $0.025 per common share. We have previously issued a total of 12,500,000 shares for $1,250 or $0.0001 per share.  All of the shares of outstanding common stock are restricted. The additional factors that were included in determining the sales price of our stock are the lack of liquidity, as there is no present market for our stock, and the high level of risk due to our lack of operating history.

Warrants, Rights And Convertible Securities

None.

ITEM 6.        DILUTION

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

We are offering shares of our common stock for $0.025 per share through this Offering.  Since our inception on August 25, 2008, an arm’s length third party purchased a total of 12,500,000 shares of our common stock by way of payment of the costs of incorporation of our Company.  Subsequently, a Company of which our officers and directors are the beneficial owners purchased 12,000,000 of these shares.   As at the date of this Prospectus there are 12,500,000 shares of common stock issued and outstanding.

As at November 30, 2008, our net tangible book value was ($0.0005) per common share.  If we are successful in selling all of the offered shares at the public offering price, our pro forma net tangible book value will be $266,231 or approximately $0.0109 per share, which would represent an immediate increase of $0.0114 in net tangible book value per share and $0.0141 or 56% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.025 per share.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% percent of the offering is sold.

	25%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	(0.0005)	(0.0005)	(0.0005)	(0.0005)
Net Tangible Book Value Per Share After Stock Sale	0.0027	0.0063	0.0089	0.0109
Increase (Decrease) in Net Book Value Per Share Due to Stock Sale	0.0032	0.0068	0.0094	0.0114
Immediate Dilution (subscription price of $0.025 less net tangible book value per share)	0.0223	0.0187	0.0161	0.0141

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)
Net tangible book value per Share before Offering (2)
Increase Attributable to purchase of Stock by New Investors (5)
Net tangible book value per Share after Offering  (3), (4)
Immediate Dilution to New Investors (6)
Percent Immediate Dilution to New Investors (7)
$ 0.025 ($ 0.0005) $ 0.0114 $ 0.0141 56%
(1) Offering price per equivalent common share.
(2) The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into our net tangible book value.  The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to us from the current offering less the offering costs of $27,000. ($3,000 of these costs are already included in our accounts payable and accrued liabilities as at November 30, 2008).
(3) The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering as determined in Note 3.
(4) The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.
(5) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.
(6) The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

These two (2) paragraphs compare the differences of your investment in our shares with the share investment of our existing stockholders, our officers and directors.  The existing stockholders have purchased a total of 12,500,000 shares for an aggregate amount of $1,250, or an average cost of $0.0001 per share.  Your investment in our shares will cost you $0.025 per share.  In the event that this Offering is fully subscribed, the book value of the stock held by the existing stockholders will increase by $0.0114 per share, while your investment will decrease by $0.0141 per share.

If this Offering is fully subscribed, the total capital contributed by new investors will be $300,000.  The percentage of capital contribution will then be ..04% for the existing stockholders and 99.6% for the new investors.  The existing stockholders will then hold, as a percentage, 51.02% of our issued and outstanding shares, while the new investors will hold, as a percentage, 48.98%.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, if fully subscribed, we will have 24,500,000 shares of common stock outstanding.  Of these shares, the 12,000,000 of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 12,500,000 shares of common stock are restricted securities as such term is defined under Rule 144 promulgated by the SEC, in that they were issued in private transactions not involving a public offering.   Of the remaining 12,500,000 shares of common stock, a total of 12,000,000 shares are owned by a company of which our directors and officers are the shareholders, officers and directors.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of common stock then outstanding, which will equal 137,000 shares of common stock immediately after this offering; and

-
If the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144.  We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year.  After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

-	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

-	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

-
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

-	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As we are not a shell company, our restricted shares will be able to be resold pursuant to Rule 144 as described above after we become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

ITEM 7.                      SELLING SECURITY HOLDERS

Our current stockholders are not selling any of the shares being offered in this prospectus.

ITEM 8.                      PLAN OF DISTRIBUTION

Underwriters and Underwriting Obligation

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best-efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.

New Underwriters

See above.

Other Distributions

Our officers and directors, Ms. Jacqueline Danforth and Mr. Clifford Winsor will sell securities on our behalf in this Offering.  Our officers and directors intend to personally contact their friends, family members and business acquaintances in attempting to sell the shares offered hereunder.  We will not be conducting a mass-mailing in connection with this Offering, nor will we use the Internet to conduct this Offering.  We will not employ the services of an agent or intermediary to introduce us to prospective subscribers to the Offering.

Ms. Danforth and Mr. Winsor are not subject to a statutory disqualification as such term is defined in Section 3 (a)(39) of the Securities Exchange Act of 1934.  They will rely on Rule 3a4-1 to sell our securities without registering as broker-dealers.  They are serving as officers and directors and primarily perform substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every 12 months.  Our officers and directors will not receive commissions or other remuneration in connection with their participation in this Offering based either directly or indirectly on transactions in securities.

We plan to offer our shares to the public at a price of $0.025 per share, with no minimum amount to be sold.  We will keep the Offering open until we sell all of the shares registered, or for 90 days from the date of this prospectus, whichever occurs first.  There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to us or as we may otherwise direct.  Upon our acceptance of an investor’s signed subscription agreement and bank clearance of the funds from each investor’s subscription check, each investor will become a stockholder of the Company and receive a share certificate for the number of shares subscribed for.

Offerings On Exchange

Our securities are not going to be offered on an exchange or in connection with the writing of exchange-traded call options.

Underwriter’s Compensation

We are not using underwriters in connection with this Offering, and thus, there is no compensation, discounts or commissions to be paid to underwriters.

Underwriter's Representative On Board Of Directors

We are not using underwriters in connection with this Offering, and thus, no underwriter has the right to designate or nominate a member or members of our Board of Directors.

Indemnification Of Underwriters

None.

Dealers’ Compensation

There are no discounts or commissions to be allowed or paid to any dealers, including cash, securities, contracts or other considerations to be received by any dealer in connection with the sale of the securities.

Finders

None.

Discretionary Accounts

None.

Passive Market Making

No underwriters or any selling group members intend to engage in passive market making transactions as permitted by Rule 103 of Regulation M.

Stabilization And Other Transactions

Not applicable.

ITEM 9.                      DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.0001 par value and 1,000,000 shares of Class A Preferred with $0.0001 par value.  Each record holder of common stock is entitled to 1 vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by our By-Laws.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.

Debt Securities

None.

Warrants And Rights

None.

Other Securities

Not applicable.

Market Information for Securities Other Than Common Equity

Not applicable.

American Depositary Receipts

Not applicable.

ITEM 10.                       INTERESTS OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in the Company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of the Company.

De Joya Griffith & Company, LLC, have audited our financial statements for the period ended November 30, 2008, and presented its audit report dated February 20, 2009, regarding such audit which is included with this prospectus with De Joya Griffith & Company, LLC’s consent as experts in accounting and auditing.

Lawler & Associates, PLC has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus and includes the consent of Lawler & Associates, PLC.

ITEM 11.        INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

General Development of Business / Narrative Description of Business

We were incorporated on August 25, 2008, in the State of Nevada.  We are a renewable energy source company, and anticipate acquiring the rights to suitable properties in Europe, initially Cyprus, Greece, and if warranted and feasible, developing grid-connected photovoltaic Parks up to 5MW in output capacity using PV arrays for the production of electricity.

We have begun our business operations by entering into negotiations for a long term lease for a land parcel required for the first of these PV Parks, in coordination with local (Cyprus) legal counsel and an external consultant with expertise in solar park development.  This land under negotiation is of sufficient size and orientation to build and operate a photovoltaic park of up to 5 MW total installed capacity. We have budgeted a total of $105,000 from our funds to be raised under this offering in order to complete the land rights acquisition, site investigation, resource assessment, preliminary site design, detailed cost estimation, complete feasibility report preparation, contract negotiations with utilities and government bodies, site & building, mechanical, electrical and civil design, environmental assessments, permitting and Cyprus corporate structuring (together, the “Initial Design”).   From the date of funding, the Initial

Design process is expected to take approximately four months, and is expected to take us to a point where we can have a complete project development plan in place, including necessary governmental approvals and utility contracts, for the first of our planned 5MW PV Parks. We will then be required to raise substantial funds, which we estimate to be approximately $22,000,000 Euros (approximately US$30 million as of March 2009) for the building of the project.   We have had preliminary economic feasibility studies undertaken, which based on the current commercial scale rates being offered by the Cyprus utility companies, indicate that a project of this scale is economically viable. We are currently evaluating our options with respect to establishing a relationship with an engineering, procurement and construction partner for the construction, operation and maintenance of the first and subsequent photovoltaic parks.

There can, however, be no assurance that upon completion of the Initial Design, and upon completing a final economic viability study based on the information contained in the Initial Design, that we will be able to proceed to construction.   A further, and more, in depth study to be undertaken prior to construction may determine that our planned project is not economically viable.   Should we determine that this project is economically viable, we will have to raise the funds for construction and operation of the project and there can be no assurance that we will be able to raise funds.  Should there be indications that this particular project is not economically viable according to our criteria, the Company intends to seek out other similar PV Park development opportunities in Cyprus and other countries in Europe.  However, there can be no assurance that we will be able to raise the funds for continuing projects.

We are a development stage company.  We currently have no revenue and no significant assets. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.

Neither we nor our officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

If we are successful in raising the indicated funds from this offering, then during the first 6 months following the completion of the offering,  we plan to undertake the Initial Design and further economic viability studies.  Subject to the granting of the required licenses and the determination of the economic viability of the project, we will seek to raise the funds required for construction.

In parallel with this process, we intend to seek out other opportunities, in Cyprus and in other target markets in Europe, for both other land rights acquisition opportunities, and also for acquiring or entering into relationships with companies that have already acquired suitable land and /or licenses for the development of PV Parks.  We will focus on internal development or acquisitions/relationships of opportunities where management believes further economically viable development opportunities exist. In selecting development prospects, our management will choose those that offer an appropriate combination of risk and economic reward, recognizing that until construction is complete, financing is obtained at reasonable cost levels, and financially viable long-term electrical sales contracts are secured, substantial risks exist in terms of the viability of a given project, and even of the PV industry in general. No assurance can be given that this project or other opportunities will be profitable or successful.  See “Risk Factors on page 7.”

During the Initial Period, our business strategy is to assemble, in addition to this project, other economically viable opportunities for development into eventual revenue generating solar parks throughout Cyprus and other key markets in Europe, including Greece and France.  Our long-term goal is to build a base of development stage opportunities, together with fully or partially owning revenue producing PV Parks in geographically dispersed regions of Europe.  Currently, with limited management expertise in the development of PV Parks, we will utilize the services of external consultants to assist in the identification of land and partnership opportunities, the preparation of key studies, and the actual construction and eventual operation of PV Parks.  We intend to expand our levels of internal expertise by retaining experienced employees and management once funding is available to undertake the initial design and development stages, though we anticipate having construction and maintenance outsourced for the foreseeable future.  The operation and management of our producing PV parks is anticipated to be undertaken by our Company as we believe that once constructed, we will be able to readily retain the required personnel for these operations.

During the Initial Period, we intend to focus our business operations on obtaining a portfolio of suitable and viable development opportunities, to establish a base for the construction and operation of our initial and other PV Parks, with a view to increasing stockholder value and returns over time. We will use the following operational and financial management techniques to increase stockholder value and returns, taking into account our financial position, taxability and access to debt and equity financing:

•	Focus growth capital towards expected profitable PV Park operations;
•
Utilize production optimization techniques to increase productivity and add value within the parameters of good PV production practices, including the use of the latest tracking technologies and high-efficiency panels; and

•	Create value from our assembled project development base by continued development of PV Park projects to create a long-term stable revenue stream.

In addition to our internal project development prospects and possible partnerships, we will consider acquiring companies that have existing production in order to generate cash flow for operations during or subsequent to the Initial Period.  There can be no assurance that we will be successful in acquiring any properties that will allow us to generate revenues, or that we would be successful in raising the requisite funds for such an acquisition.

With a focus on enhancing stockholder value, we intend to look to acquire and develop PV Park assets that have as many of the following characteristics as possible:

•	Exhibit the potential for delivering superior rates of return on capital employed;
•	Accretive to cash flow per share;
•	Accretive to net asset value;
•	Accretive to net income per share;
•	Potential for value enhancement through improved production practices, additional technological enhancements, and improved marketing arrangements with the purchases of our generated electricity;
•	Assets that include associated undeveloped lands for future development opportunities, and;
•	Near-term market access and sufficient infrastructure for increased activity.

Principal Products or Services and Their Markets

Our principal product is intended to be the sale of PV generated electricity to utility companies at pre-negotiated long-term rates. Our markets will be Europe in general, initially Cyprus, with near term exploration of opportunities in Greece and France.  We currently do not have any PV generated electricity production.

Distribution Methods of The Products Or Services

Our PV generated electricity would be linked directly to the existing utility company grid, through our own substation.  We would negotiate on a case by case basis for the specific connection method from our substation to the utility grid.

Status Of Any Publicly Announced New Product Or Service

Not applicable.

Competitive Business Conditions

Our competition comes from other companies undertaking similar PV Park development opportunities in the same or similar markets, and would therefore be competing for suitable land development opportunities and/or already established license holders. Since our financial resources are severely limited at this time, we are at a distinct disadvantage when competing against companies with significant assets.

Sources and Availability Of Raw Materials And Names Of Principal Suppliers

We will, together with our selected engineering / procurement / construction firm, require substantial specialized materials to complete the construction of a PV Park.  While these parts are specialized in the sense that they are used generally only for PV Park electrical production, within the PV industry itself, we will be using standard panels and related support / electrical equipment for our parks.  These parts and components are generally available from a number of international reputable suppliers that we have not yet chosen.  Historically, the necessary parts and components are available as required, though it is possible that if the supply of PV specific parts may not meet the international demand during a period of time, thereby causing a project of ours to experience construction delays and / or cost increases.

Dependence On One Or A Few Major Customers

We are not presently dependent on one or a few major customers, as we have not yet completed our first PV Park.  However, upon such completion, we expect to typically be selling our electricity to a single, likely monopolistic utility, whose interests in acquiring our product may not be aligned with our own short or long term interests.   While there will typically be standard procedures for selling to such a utility company, similar for all alternative or renewable energy producers in the same market as ourselves, we believe there exists the risk that our reliance upon a single customer in a given market could present as yet unknown marketing challenges in the short or long term.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts

There are no inherent factors or circumstances associated with this industry that would give cause for any patent, trademark or license infringements or violations.  We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

At present, we do not hold any intellectual property nor do we anticipate that we will have any need for any intellectual property.

Need For Government Approval of Principal Products Or Services

In Europe in general, and Cyprus specifically, producers of alternatively generated electricity and PV generated electricity in this instance, sell their product to utility companies that are almost invariably government owned and/or controlled.  Therefore, in addition to required negotiations with the utility on the sale of our product to the utility, and the price for our product, we will require governmental approval in a number of areas, including (in Cyprus, but similar in other European jurisdictions):

-	Business license to operate in country for energy production;
-	Approval and registration of land purchases / leases, in general and for specific use;
-	Zoning change approvals;
-	Environmental impact assessments and approvals;
-	Specific approvals related to PV production;
-	Approval of all site/building, mechanical, electrical and civil designs;
-	Construction approvals;
-	Operational approvals upon completion of construction;
-	Ongoing operating permits when production underway, and;
-	Interaction with government for all ongoing environmental, safety and other standard operational requirements.

Research and Development Activities

We have not incurred any research and development costs to date and we have no plans to undertake any research and development activities.

Costs And Effects Of Compliance With Environmental Laws

Our PV Park operations will be subject to numerous state and local laws and regulations relating to the potential and actual environmental impact of the construction and ongoing operation of a PV park in the region in which it is constructed, from the time of commence until abandonment.  These laws and regulations govern, among other things, the amounts and types of substances and materials that may be released into the environment, the consideration of impact on neighboring land use, wildlife, aviation, and tourism, the issuance of permits in connection with land development activities, and the reclamation and abandonment of facility sites and the remediation of potentially contaminated sites.  In addition, these laws and regulations may impose substantial liabilities for the failure to comply with them or for any contamination resulting from the operations associated with our assets.  Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose “strict liability,” rendering a person liable for environmental damage without regard to negligence or fault on the part of such person.  Such laws and regulations may expose us to liability for the conduct of or conditions caused by others, or for our acts which were in compliance with all applicable laws at the time such acts were performed.  The application of these requirements or the adoption of new requirements could have a material adverse effect on our financial position and results of operations.

We take the issue of environmental stewardship very seriously and will work diligently with our construction and operator partners to insure compliance with applicable environmental and safety rules and regulations.  However, because environmental laws and regulations are becoming increasingly more stringent, there can be no assurances that such laws and regulations or any environmental law or regulation enacted in the future will not have a material effect on our operations or financial condition.

Employees

We presently have no employees.  We hire consultants as required and rely on present management, being the directors and officers, to direct our business.  We will need to hire employees with experience in the PV industry as we implement our business plan to grow the Company through to internal development of opportunities and the potential partnership with or acquisition of other firms. In particular, we will require employees with PV expertise to review potential acquisitions and development opportunities, local employees to manage producing properties, and accounting and administrative staff to manage revenues and expenditures.  We intend to hire these employees as we raise capital and complete acquisitions requiring these employees.  Should we find a property or properties of merit which would require an operator, we would need to hire additional staff for operations.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-K.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q, and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F St. NE, Washington, D.C. 20549.  The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Foreign Issuers

Not applicable.

The Risk Factors

See Item 3, “RISK FACTORS.”

Terms of The Offering

Common Shares Outstanding Before This Offering	12,500,000
Maximum Shares Being Offered	12,000,000
Maximum Common Shares Outstanding After This Offering	24,500,000

We are authorized to issue 75,000,000 shares of our common stock and 1,000,000 shares of Class A preferred stock.  Our current stockholders own 12,500,000 shares of restricted common stock.

This Offering consists of 12,000,000 shares of our common stock.  The Offering price is $0.025 per common share.

There is currently no public market for our common stock, as it is presently not traded on any market or securities exchange.

Plan Of Distribution

See Item 8, “PLAN OF DISTRIBUTION.”

Proposed Activities

Upon the successful completion of this offering, we intend to retain the required PV consultant to undertake the necessary work program for the Initial Design.  We have been quoted and have budgeted a total of $105,000 for the completion of this process, which is expected to, subject to government approvals, take the project to a shovel, or construction-ready, phase, subject to obtaining further financing for construction costs and additional working capital requirements, presently estimated to be a total of $30 million Euros for a 5MW fully tracked facility.  Until such time as the consultant completes the design and application process, and obtains the necessary governmental approvals, we cannot fully predict the construction costs or the final Project costs. Our management believes that the $300,000 to be raised of which we have budgeted $145,000 for operations and $155,000 for working capital will be sufficient to carry out the initiation of the initial Project and development of other potential opportunities.   This is dependent on our ability to raise the required funds under this Offering, and, if the Initial Design and economic analysis are within the necessary parameters for viability, then also dependent on our ability to raise the required funds for the construction and additional working capital requirements.

By the end of the Initial Period, which coincides with the end of our current fiscal year, we intend to have determined whether we will proceed with the development of our Project.  Should there be indications that this particular Project is not economically viable according to our criteria, the Company will seek out other similar PV Park development opportunities in Cyprus and other countries in Europe.

We will be required to complete the construction of our first PV park in order to commence revenues.  We estimate that subsequent to determining the success of the Initial Design process, and raising the required funds to commence construction, a further one year’s time will at minimum be required prior to any initial revenues being generated. We cannot state with certainty at this time if one year will be a sufficient time period to be in a revenue producing situation.  Further, there can be no guarantees that if we undertake construction of the project, that we will ultimately be successful in bringing the PV Park to operation, or that the operation will be profitable in the short or long term, and sufficient to sustain and develop our operations according to our plan.

By the end of this fiscal year, we plan to have determined if our initial project is viable, and if we will proceed with the construction of that project.  We also plan on having at least two other development prospects or opportunities well established at that time.  We will either be able to fund this growth from loans or equity financings.  There can be no assurance that we will be able to raise these funds.

At the current time, we have not commenced any operations other than the development work associated with the acquisition of the initial land parcel. We intend to finalize the lease for the land identified with funds committed to the Company by way of loans from related parties, this amount is estimated to be $10,000 Euros (approximately US$13,670) which will secure the land for a period of one year to allow us to complete our required studies.

Application Of Proceeds

See Item 4, “USE OF PROCEEDS.”

Compensation

None.

Management

During the first stages of our growth, our officers and directors will provide all the management to further the sourcing of properties suitable for the development of solar parks at no charge.  Since we intend to operate with very limited administrative support which we expect to be undertaken by part-time clerical assistants, otherwise our officers and directors will continue to be responsible for all other duties for at least this fiscal year.  We may need to hire additional PV industry experts to review acquisition opportunities prior to undertaking any acquisitions.  See also Item 11, “Directors and Executive Officers,” “Executive Compensation,” and “Security Ownership Of Certain Beneficial Owners And Management.”

Conflict Of Interest

See Item 3, “RISK FACTORS.”

Prior Activities

We were incorporated on August 25, 2008, in the State of Nevada, and thus are in the development stage with no relevant prior activities to disclose.

Material U.S. Federal Income and Estate Tax Consequences to Non-US Holders

The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date of this prospectus.  Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder.  A “non-U.S. holder” means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

•
an individual citizen or resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof.  Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below.  This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances.  In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid United States federal income tax).  A change in law may alter significantly the tax considerations that we describe in this summary.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, we recommend that you consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

In the event that we pay dividends, dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.  However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied.  Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code.  Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Proposed Lease Agreement

With respect to the land lease being negotiated, the general terms being discussed are as follows:  Upon signing of the lease, a Euro 10,000 (approximately US$13,670) payment is required, which would cover the first year of the lease.  The subsequent 25 years would require an annual payment of Euro $41,824 (approximately US$57,170), which is inclusive of all costs including VAT.  A right for extension subsequent to the 25 year period at a rate to be negotiated will be included. These terms are not yet finalized, and subject to further change.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Executive Officers And Directors

Clifford Winsor- President, Chief Executive Officer and Director – Age 69

Mr. Winsor has been a director, President and CEO of our Company since August 25, 2008. Mr. Winsor is currently a retired businessman.   For the past five years, Mr. Winsor has been operating several businesses in Belize, Central America, more particularly, a real estate rental company, a financial consulting company, a golf car rental business and the Yamaha franchise for sales and parts for golf cars.  Mr. Winsor does not currently have any directorships of any reporting issuers.

Jacqueline Danforth, Chief Financial Officer, Treasurer, Secretary and Director – Age 36

Ms. Danforth has been a director and the Chief Financial Officer, Treasurer and Secretary of our Company since August 25, 2008. Over the past fourteen years, Ms. Danforth has worked for both private and publicly traded companies providing management services and corporate governance programs.  Ms. Danforth has extensive experience working with start up operations, including direct involvement with public and private corporations listed on both Canadian and U.S. exchanges participating in all aspects of public reporting, corporate governance, corporate finance and shareholder communications.  She has worked in a broad range of industry sectors including natural resources, food services and technology, and manufacturing and has filled such roles as vice president, president, CEO and CFO.

Currently, Ms. Danforth is also the President and Chief Executive Officer of FACT Corporation, a publicly traded U.S. corporation which has commercialized their proprietary food technologies in the form of more nutritious bake mixes to manufacturers and wholesale clients in the food industry.  Ms. Danforth is responsible for sales and marketing, complex financial reporting, intellectual property management, and overseeing the business and product development and R&D initiatives.

Ms. Danforth is also a director and officer of VioSolar, Inc., a company which is currently seeking solar opportunities in Greece, as well as Cascade Technologies Corp., a company involved in green energy solutions and Tire International Environmental Solutions Inc., a company without an operating business which is presently seeking new acquisition opportunities.

Ms. Danforth continues to provide consulting services to other private and public corporations, and serves as an independent director and/or officer on several private and public boards.

Identification Of Certain Significant Employees

We do not presently have any employees.

Family Relationships

Ms. Danforth, a director and officer of our Company is the step-daughter of Mr. Winsor who is also a director and officer of our Company.

Involvement In Certain Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

EXECUTIVE COMPENSATION

From the date of our inception through the date of this prospectus, our executive officers have not currently received and are not accruing any compensation.  Our executive officers anticipate that they will not receive, accrue, earn, be paid or awarded any compensation during our first year of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth all of the beneficial owners, directors and nominees and our directors and executive officers as a group, known to us to own more than five (5) percent of any class of our voting securities as of February 26, 2009:
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Jacqueline Danforth 1530 9th Ave S.E., Calgary, Alberta T2G 0T7	6,000,000 held indirectly through International Altec Ltd. (2)	48%
Common	Clifford Winsor Unit 3, Corner of Coconut Drive and Tarpon St San Pedro, Belize	6,000,000 held indirectly through International Altec Ltd. (2)	48%
Common	Directors and officers as a group of two (2)	12,000,000	96.0%
(1) The percent of class is based on the total number of shares outstanding of 12,500,000 as of February 26, 2009.
(2)  These shares are held by International Altec Ltd., a company of which Mr. Winsor and Ms. Danforth are shareholders, each holding 50% of the shares of International Altec Ltd. Therefore we have assumed ownership of 50% of the shares of the Company by each of them indirectly.

Changes In Control

On February 15, 2009, International Securities Group Inc., the company which had originally acquired 12,500,000 shares of the Company, sold a total of 12,000,000 shares of the common stock of the Company to International Altec Ltd., a company controlled by the officers and directors of Solar Systems Ltd.  Consideration for the shares was $1,250.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions With Related Persons

Other than the stock transactions discussed herein, we have not entered into any transactions nor are there any proposed transactions in which any of our directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Promoters And Certain Control Persons

There are no promoters being used in relation to this Offering, except for our officers and directors who will be selling the securities offered by us and who may be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  No person who may, in the future, be considered a promoter of this Offering, will receive, or, expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on our behalf.  We have not entered into any agreements that require disclosure to our stockholders.

Parents

None.

CORPORATE GOVERNANCE

Director Independence

As of the date of this Registration Statement filed on Form S-1, we have no independent directors. The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

1.           the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

2.           the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;

3.           the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;

4.           the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

5.           the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

ITEM 11A.        MATERIAL CHANGES

Not applicable.

ITEM 12.          INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not applicable.

ITEM 12A.                      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table provides an overview of our budgeted expenditures, by major area of activity.

Revenue Working Capital as at November 30, 2008 Loan proceeds Proceeds from Sale of Common Stock pursuant to this Prospectus Total	$0 3,648 300,000 $303,648

Expenses
Initial Land Lease Legal Fees & Accounting Costs Expended incurred and/or subsequent to November 30, 2008
Costs of Offering
Securing of Initial Land Lease
Loan Repayments
Land Studies & Related Requirements for Cyprus License Application
Working Capital
Total
$15,562 30,000 15,000 20,000 90,000 133,086 $303,648

Costs of Offering: This expenditure item refers to the costs of printing and all other costs associated with this Offering, broken down as follows:

Expenditure Item	Amount
Costs of drafting Prospectus	$25,000
Audit Fees	3,000
SEC Registration and Blue Sky Registration	100
Printing Costs and Miscellaneous Expenses	1,900
Total	$30,000

ITEM 14.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to our Bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to our officers except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM 15.                      RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three (3) years without registering the securities under the Securities Act of 1933 on one (1) occasion.

Securities Sold; Consideration

On August 25, 2008 we sold a total of 12,500,000 shares of our common stock in a private offering to 1 stockholder at a price of $0.0001 per common share for total proceeds of $1,250.    Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising.  The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  The purchaser represented to us that it was purchasing the securities for its own account and not for the account of any other persons.  The purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

Underwriters And Other Purchasers

No underwriters were used, and no commissions or other remuneration was paid except to us.

Exemption From Registration Claimed

The 12,500,000 shares listed in the table below were issued under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchaser was made in an offshore transaction as defined by Rule 902(h).  No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.  The following conditions were present in the offer and sale:  a) The purchaser of the securities certified that it is not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person; b) The purchaser has agreed to resell the securities only in compliance with Regulation S pursuant to a registration under the Securities Act, or pursuant to an applicable exemption from registration; and has agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act; c) The purchaser has acknowledged and agreed with the Company that the Company shall refuse registration of any transfer of the securities unless made in accordance with Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an applicable exemption from registration and; d) The purchaser has represented that it is acquiring the shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the shares in violation of the United States federal securities laws. Neither the Company nor any person acting on its behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption there from.  No commissions or finders fees were paid by the Company in connection with the issuance of these shares.

The following table provides details of all stock sales transactions that have taken place during the period from our formation, on August 25, 2008, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
International Securities Group, Ltd. (1)	August 25, 2008	12,500,000
Total		12,500,000

(1) A total of 12,000,000 of these shares were subsequently purchased by International Altec Ltd., a company of which our officers and directors are the beneficial owners.

ITEM 16.        EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Number	Description
3.1	Articles of Incorporation.	Filed herewith
3.2	Bylaws.	Filed herewith
5.1	Legal Opinion	Filed herewith
23.1	Consent of Attorney	Filed herewith
23.2	Consent of Independent Auditor	Filed herewith

Our audited financial statements for the period ended November 30, 2008 appear on pages F-1 through F-13.

Solar Systems Ltd.
FINANCIAL STATEMENTS
(Audited)

As of November 30, 2008

TABLE OF CONTENTS

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Solar Systems Ltd.
Neptune, New Jersey

We have audited the accompanying balance sheet of Solar Systems Ltd. (A Development Stage Company) as of November 30, 2008, and the related statement of operations, stockholder’s deficit, and cash flows from inception (August 25, 2008) through November 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solar Systems Ltd. (A Development Stage Company) as of November 30, 2008, and the results of its operations and cash flows from inception (August 25, 2008) through November 30, 2008 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
February 20, 2009

SOLAR SYSTEMS LTD.
(A Development Stage Enterprise)
BALANCE SHEET
NOVEMBER 30, 2008
(Audited)

ASSETS

As of November 30, 2008

CURRENT ASSETS
Cash	$-
TOTAL CURRENT ASSETS	-

TOTAL ASSETS	$-
LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued expense	$3,121
Loan payable	3,648
TOTAL CURRENT LIABILITIES	6,769

TOTAL LIABILITIES	6,769

STOCKHOLDER’S DEFICIT

STOCKHOLDER’S DEFICIT
Preferred class A stock, $0.0001 par value, 1,000,000 authorized with Nil shares outstanding	-
Common stock, $0.0001 par value; 75,000,000 shares authorized; 12,500,000 shares issued and outstanding at November 30, 2008	1,250
Deficit accumulated during the development stage	(8,019)
TOTAL STOCKHOLDER’S DEFICIT	(6,769)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$-

The Accompanying Notes are an integral part of these audited Financial Statements.

SOLAR SYSTEMS LTD.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS
August 25, 2008 (Inception) to November 30, 2008
(Audited)

August 25, 2008 (Inception) to November 30, 2008

Expenses
General and administrative	$78
Incorporation fees	1,250
Professional fees	6,639

Total expenses	(7,967)

Other expense
Interest expense	(52)

Net loss	$(8,019)

Basic net loss per share	$Nil

Weighted average number of common shares outstanding	12,500,000

The Accompanying Notes are an integral part of these audited Financial Statements.

SOLAR SYSTEMS LTD.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS
August 25, 2008 (Inception) to November 30, 2008
(Audited)

August 25, 2008 (Inception) to November 30, 2008

Cash flow used in operating activities
Net loss	$(8,019)
Adjustment to reconcile net loss to net cash used by operating activities:
Incorporation fee	1,250
Accrued interest	52
Accounts payable and accrued expenses	3,121
Net cash used in operating activities	(3,596)

Cash flows provided by financing activities
Proceeds from loans payable	3,596
Net cash provided by financing activities	3,596

Increase in Cash	-

Cash at beginning of period	-

Cash at end of period	$-

The Accompanying Notes are an integral part of these audited Financial Statements.

SOLAR SYSTEMS LTD.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDER'S DEFICIT
August 25, 2008 (Inception) to November 30, 2008
(Audited)

	Preferred Stock		Common stock		Deficit Accumulated during the development stage	Total Stockholder’s Deficit
	Shares	Amount	Shares	Amount
Balance, August 25, 2008	-	$-	-	$-	-	$-

Shares issued for cash at $0.0001 per share	-	-	12,500,000	1,250	-	1,250
Net loss			-	-	(8,019)	(8,019)
Balance, November 30, 2008	-	$-	12,500,000	$1,250	$(8,019)	$(6,769)

The Accompanying Notes are an integral part of these audited Financial Statements.

SOLAR SYSTEMS LTD.
(A Development Stage Enterprise)
Notes to the Financial Statements
 November 30, 2008
(Audited)

Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business – Solar Systems Ltd. (identified in these footnotes as “we” or “the Company”) is a Nevada corporation incorporated on August 25, 2008. We are currently based in Neptune, New Jersey with a satellite office in Calgary, Alberta Canada. We intend to operate in the U.S. and Canada.

November 30 is our fiscal year end.

Development Stage Activities - The Company is in the development stage and has not yet realized any revenues from its planned operations.  We are a renewable energy source company that anticipates acquiring lease lands to develop solar parks in Europe, and specifically, The Republic of Cyprus.

To date, our activities have been limited to formation, and the development of a business plan for operations and to raise equity capital.   We intend to apply for a quotation on the OTC Bulletin Board upon completion.  In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Going concern - These audited financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At November 30, 2008, the Company had not yet achieved profitable operations, has accumulated losses of $8,019 since inception, has no working capital and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern save the completion of an offering under Form S-1 Registration Statement as discussed above, therefore, we consider that the Company will be able to obtain additional funds by equity financing and/or related party advances; however, there is no assurance of additional funding being available.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises in United States dollars.

Development Stage Company - The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

SOLAR SYSTEMS LTD.
(A Development Stage Enterprise)
Notes to the Financial Statements
 November 30, 2008
(Audited)

Note 1 - Organization and summary of significant accounting policies (Cont’d):

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Following is a summary of our organization and significant accounting policies:

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

Other long-lived assets – Property and equipment are stated at cost less accumulated depreciation computed principally using accelerated methods over the estimated useful lives of the assets.  Repairs are charged to expense as incurred.  Impairment of long-lived assets is recognized when the fair value of a long-lived asset is less than its carrying value.  At the end of the current year, no impairment of long-lived assets had occurred, in management’s opinion.

Net income per share of common stock – We have adopted applicable FASB Statements regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.  Dilutive earnings per share reflects the potential dilution of securities that could share in earnings of the Company.  Since the Company does not have any dilutive securities, the accompanying presentation is only basic loss per share.

Note 2 – Loan payable:

On October 7, 2008, the Company received loan proceeds totaling $3,596 (€2,500) from an arm’s length third party which amount is due and payable one (1) year from receipt, and accrues interest at a rate of 10% per annum, payable on the due date.  On November 30, 2008, the loan payable of $3,648 includes $52 in accrued interest.

 SOLAR SYSTEMS LTD.
(A Development Stage Enterprise)
Notes to the Financial Statements
 November 30, 2008
(Audited)

Note 3 – Commitments:

(i)
On October 3, 2008, the Company entered into an engagement agreement (the “Agreement”) with Aristodemou Loizides Yiolitis & Co. law firm (“ALY & Co.”) located in Limassol, Cyprus with respect to the provision of certain legal and other professional services relating to negotiations to lease a property located in Cyprus, Greece for the purposes of developing solar parks. Under the terms of the Agreement, ALY & Co. has agreed to a capped fee of €10,000 (Approx. USD$14,384 based on the actual rate of exchange from USD to Euros at $1.00: €0.695 as of the date of the engagement agreement) plus applicable VAT with respect to the scope of services detailed therein.  Fees are required to be paid as follows:

- €2,500 upon signing the Agreement;
- The balance to be invoiced upon actual provision of services.

As at November 30, 2008, an amount totaling USD $3,596 (€2,500) had been remitted in respect of this Agreement.

(ii)
The Company has entered into an engagement agreement with International Securities Group Inc. for the provision of certain services including the formation of the Company and preparation of an S-1 Registration statement under a flat fee arrangement, as follows:

(a)	$5,000US upon commencement of the S-1 Registration Statement;
(b)	$7,500US upon completion and filing of the S-1 Registration Statement;
(c)	$12,500US upon the effective date of S-1 Registration Statement.

Note 4 – Stockholder’s Deficit:

As of November 30, 2008, the Company had issued shares of its $.0001 par value common stock as follows:

			Price Per
Date	Description	Shares	Share	Amount

08/25/08	Shares sold for cash	12,500,000	$.0001	$1,250
11/30/08	Cumulative Total	12,500,000		$1,250

SOLAR SYSTEMS LTD.
(A Development Stage Enterprise)
Notes to the Financial Statements
 November 30, 2008
(Audited)

Note 5 – Income Tax:

We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary differences between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforward. No net provision for refundable Federal income tax has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The Company is subject to income taxes in the United States.

The tax provision differs from the amount computed by applying the statutory federal income tax rate to pre-tax income (loss), as follows:

Year Ended
November 30, 2008
Income tax benefit at 35% statutory rate	$2,806
Change in valuation allowance	(2,806)
Net refundable amount	$-

At November 30, 2008, the Company had an unused net operating loss carryforward of approximately $8,019 which expires beginning in the year 2028.

Note 6 - New accounting pronouncements:

In December 2007, the FASB issued SFAS No. 141 (revised 2007), BUSINESS COMBINATIONS. This revision to SFAS No. 141 requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, at their fair values as of the acquisition date, with limited exceptions. This revision also requires that acquisition-related costs be recognized separately from the assets acquired and that expected restructuring costs be recognized as if they were a liability assumed at the acquisition date and recognized separately from the business combination. In addition, this revision requires that if a business combination is achieved in stages, that the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, be recognized at the full amounts of their fair values. The Company is currently not pursuing any business combinations and does not plan to do so in the future, so this statement likely will not have any impact on the Company.

In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS.  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.

SOLAR SYSTEMS LTD.
(A Development Stage Enterprise)
Notes to the Financial Statements
 November 30, 2008
(Audited)

Note 6 - New accounting pronouncements (Cont’d):

The Company adopted this statement on August 25, 2008 and does not believe that this had an impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND LIABILITIES—INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115, “Accounting for Certain Investments in Debt and Equity Securities”, applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157, “Fair Value Measurements.”  The Company adopted SFAS No. 159 beginning August 25, 2008 and does not believe it had a material impact on the financial statements.

In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, an amendment of ARB No. 51. The objective of this statement is to improve the relevance, comparability, and transparency of the financial statements by establishing accounting and reporting standards for the Non-controlling interest in a subsidiary and for the de-consolidation of a subsidiary. The Company believes that this statement will not have any impact on its financial statements, unless it deconsolidates a subsidiary.

In March 2008, the FASB issued SFAS No. 161, DISCLOSURES ABOUT DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (An amendment to SFAS No. 133). This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15,
2008 and requires enhanced disclosures with respect to derivative and hedging activities. The Company will comply with the disclosure requirements of this statement if it utilizes derivative instruments or engages in hedging activities upon its effectiveness.

In April 2008, the FASB issued FASB Staff Position No. 142-3, DETERMINATION OF THE USEFUL LIFE OF INTANGIBLE ASSETS (“FSP No. 142-3”) to improve the consistency between the useful life of a recognized intangible asset (under SFAS No. 142) and the period of expected cash flows used to measure the fair value of the intangible asset (under SFAS No. 141(R)). FSP No. 142-3 amends the factors to be considered when developing renewal or extension assumptions that are used to estimate an intangible asset’s useful life under SFAS No. 142. The guidance in the new staff position is to be applied prospectively to intangible assets acquired after December 31, 2008. In addition, FSP No. 142-3 increases the disclosure requirements related to renewal or extension assumptions. The Company does not believe implementation of FSP No. 142-3 will have a material impact on its financial statements.

In May 2008, the FASB issued SFAS No. 162, THE HIERARCHY OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.  This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of  non-governmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).  This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”

SOLAR SYSTEMS LTD.
(A Development Stage Enterprise)
Notes to the Financial Statements
 November 30, 2008
(Audited)

Note 6 - New accounting pronouncements (continued):

In May 2008, the FASB issued Statement No. 163, ACCOUNTING FOR FINANCE GUARANTEE INSURANCE CONTRACTS – AN INTERPRETATION OF FASB STATEMENT NO. 60. The premium revenue recognition approach for a financial guarantee insurance contract links premium revenue recognition to the amount of insurance protection and the period in which it is provided. For purposes of this statement, the amount of insurance protection provided is assumed to be a function of the insured principal amount outstanding, since the premium received requires the insurance enterprise to stand ready to protect holders of an insured financial obligation from loss due to default over the period of the insured financial obligation.  This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008.

In June 2008, the FASB issued FASB Staff Position Emerging Issues Task Force (EITF) No. 03-6-1, DETERMINING WHETHER INSTRUMENTS GRANTED IN SHARE-BASED PAYMENT TRANSACTIONS ARE PARTICIPATING SECURITIES (“FSP EITF No. 03-6-1”).  Under FSP EITF No. 03-6-1, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. FSP EITF No. 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s financial statements.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

Note 7 – Subsequent events

Subsequent to the period ended November 30, 2008, the Company received a further USD $10,259 (€7,550) in loan proceeds from an arm’s length third party which amount is due and payable one (1) year from January 27, 2009, and accrues interest at a rate of 10% per annum, payable on the due date.  The proceeds were used to settle the remaining balance due under an engagement agreement with Aristodemou Loizides Yiolitis & Co. law firm discussed above in Note 3.

Subsequent to the period ended November 30, 2008, the Company received a further USD $5,000 in loan proceeds from an arm’s length third party which amount is due and payable one (1) year from February 23, 2009, and accrued interest at a rate of 10% per annum, payable on the due date.  The proceeds are to be used for general working capital and to settle audit fees.

ITEM 17.                      UNDERTAKINGS

We hereby undertake to do the following:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)           To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or together, represent a fundamental change in the information set forth in this registration statement; and

(c)           To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(2)           To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby which remain unsold at the end of the Offering.

(3)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)           If the registrant is relying on Rule 430B (§230.430B of this chapter):

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the Offering described in the prospectus.  As provided in rule 430B, for liability purposes of the issuer and any person that is at that an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)           If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)           For determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of us relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)           The portion of any other free-writing prospectus relating to the Offering containing material information about us or our securities provided by or on our behalf; and

(iv)           Any other communication that is an offer in the Offering made by us to the purchaser.

(5)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

(6)           In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(7)           For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

(8)           That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neptune, NJ, on the day of March 27, 2009.

SOLAR SYSTEMS LTD.

/s/Clifford L. Winsor	/s/ Jacqueline Danforth
Name: Clifford L. Winsor	Name: Jacqueline Danforth
Title: President, Principal Executive Officer, and Member of the Board of Directors	Title: Principal Financial Officer, Secretary/Treasurer andMember of the Board of Directors